UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2007
WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-08703 (Commission File Number)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)		92630 (Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1

Item 1.01. Entry Into a Material Definitive Agreement.
Merger Agreement
     On June 28, 2007, Western Digital Corporation, a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Komag, Incorporated, a Delaware corporation (“Komag”) and State M Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (the “Offeror”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Offeror will commence a cash tender offer (the “Offer”) to purchase all of Komag’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a price per share of $32.25, net to the seller in cash, without interest (the “Offer Price”). Komag is currently a material supplier of media to the Company.
     The Offer will be conditioned upon, among other things, (1) the valid tender of the number of Shares that would represent a majority of the sum of (a) all Shares outstanding as of the scheduled expiration of the Offer plus (b) all Shares underlying any rights to acquire Shares (including Komag stock options but excluding the outstanding 2.125% Convertible Subordinated Notes due 2014 of Komag) outstanding as of the scheduled expiration of the Offer with an exercise price less than the Offer Price and which are vested as of the scheduled expiration of the Offer or would vest within two months after the scheduled expiration of the Offer and (2) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     Following the consummation of the Offer, the Merger Agreement provides for the Offeror to merge with and into Komag, pursuant to which Komag will become a wholly owned subsidiary of the Company (the “Merger”). In the Merger, all remaining Shares, other than such Shares held by stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will be cancelled and converted into the right to receive the Offer Price, or such higher amount as may be paid for Shares in the Offer. The transaction is expected to be completed in third calendar quarter of 2007. The boards of directors of each of the Company, Komag and the Offeror have unanimously approved the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement.
     The parties have agreed that if, following the consummation of the Offer, the Company or any direct or indirect subsidiary of Company, owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of Komag’s stockholders, in accordance with Delaware’s short-form merger statute. The Merger Agreement grants the Offeror an irrevocable option, exercisable after consummation of the Offer subject to certain conditions and limitations, to purchase a number of Shares from Komag at a price per share equal to the Offer Price, that, when added to the shares directly or indirectly owned by the Company, would equal one share more than 90% of the outstanding Shares.
     The Merger Agreement contains representations, warranties and covenants of the Company, the Offeror and Komag, including among others, covenants by Komag concerning the conduct of its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger. The closing of the Merger is subject to closing conditions, including approval of the Merger by the remaining stockholders of Komag, if required.

     Also on June 28, 2007, the Company obtained a debt financing commitment for a senior secured term loan of up to $1.25 billion for the transactions contemplated by the Merger Agreement, including payment of the consideration payable to Komag’s stockholders in the Offer and the Merger (including to holders of the Komag’s stock options and other equity incentives). Consummation of the Offer and the Merger are not subject to a financing condition.
     The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference. The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Komag, contains representations and warranties of each of the Company, Komag and the Offeror. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Komag’s public disclosures.
Tender and Voting Agreement
     In order to induce the Company to enter into the Merger Agreement, the directors and executive officers of Komag entered into a tender and voting agreement with Company and the Offeror (the “Tender and Voting Agreement”) concurrent with the execution and delivery of the Merger Agreement. Subject to the terms and conditions of the Tender and Voting Agreement, such stockholders agreed, among other things, to tender their Shares in the Offer no later than the fifth business day prior to the initial expiration date of the Offer and, if required, to vote their Shares in favor of adoption of the Merger Agreement. The foregoing descriptions of the Tender and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the Tender and Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.
Forward-Looking Statements
     This document contains forward-looking statements that are subject to certain risks and uncertainties and are subject to change at any time. Factors that could cause actual results to differ materially include, but are not limited to, costs related to the proposed tender offer and merger, the risk of failing to meet the minimum tender condition or obtain any required stockholder or regulatory approvals or satisfy other conditions to the transaction, the risk that the transaction will not close or that closing will be delayed, the risk that our business will suffer due to uncertainty related to the transaction and other risks related to our business set forth in our filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. There can be no assurance that the tender offer and second-step merger or any other transaction will be consummated, or if consummated, that it will increase shareholder value. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance or events. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, except to the extent required by law.
Additional Information and Where to Find it
     The solicitation and the offer to buy shares of Komag’s common stock will only be made pursuant to an offer to purchase and related materials that the Company intends to file with the Securities and Exchange Commission. Once filed, Komag shareholders should read these materials carefully prior to making any decisions with respect to the offer because they contain important information, including the terms and conditions of the offer. Once filed, Komag shareholders will be able to obtain the offer to purchase and related materials with respect to the offer free at the SEC’s website at www.sec.gov, from the Information Agent named in the tender offer materials or from the Company.
Item 1.02 Termination of a Material Definitive Agreement.
     Concurrent with obtaining the debt financing commitment described above, the Company terminated its existing $125.0 million senior credit facility with General Electric Capital Corporation and Bank of America, N.A. and other credit parties identified therein. The credit facility consisted of a revolving credit line (subject to outstanding letters of credit and a borrowing base calculation) and a term loan. No borrowings were outstanding under the credit facility and the sole outstanding letter of credit under the credit facility (totaling $1.5 million) is being restructured in connection with the termination of the credit facility.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
2.1	Agreement and Plan of Merger, dated as of June 28, 2007, by and among Western Digital Corporation, State M Corporation and Komag, Incorporated.

10.1	Tender and Voting Agreement, dated as of June 28, 2007, by and among Western Digital Corporation, State M Corporation and the individuals listed on the signature page thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION (Registrant)
Date: June 29, 2007	By:	/s/ RAYMOND M. BUKATY
Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 28, 2007, by and among Western Digital Corporation, State M Corporation and Komag, Incorporated.

10.1	Tender and Voting Agreement, dated as of June 28, 2007, by and among Western Digital Corporation, State M Corporation and the individuals listed on the signature page thereto.